SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 1, 2003
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	811-04893 (Commission File Number)	042942862 (IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.
SIGNATURES
THE TAIWAN FUND, INC. REVIEW

Item 9. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the February 2003 Monthly Review on the Fund by the Fund’s investment adviser.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2003

By:	/s/ Benny Hu

Name: Benny Hu Title: President

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THE TAIWAN FUND, INC. REVIEW

February 2003

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei 106, Taiwan	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

     The TAIEX lost substantially all of its January gains, posting a return of -11.62% in February (in NT$ terms). The technology sector was February’s winner, while non-technology sectors and the finance sector were losers. The Fund performed in line with the market in February. While our overweight position in non-technology sectors (in commodity areas such as plastics, textile, chemical, and paper & pulp) did not yield satisfactory results, our underweight position in the finance sector helped sustain the Fund’s performance. Stronger performance of our hedges in the technology sector, such as TFT-LCD and digital camera related stocks, also benefited the Fund.

     We will continue to favor non-technology sectors in March. After significant corrections in February, non-technology sectors are looking attractive again, given their continued fundamental support. In particular, we will increase our weightings in auto-related stocks under the China Harvest theme. We believe consolidations in such areas are about to come to an end, and that better performance can be expected.

     The investment outlook for March is not very favorable. The expectation of a war is likely to cause investors to be more cautious and may bring more selling pressure to the market. However, we see current market weakness as a great opportunity for investors. A relief rally could be strong following the war. In our view, the fundamental economic situation is not as bad as investors currently perceive it to be.

Core & Active Portfolio Sector Allocation

As of 02/28/03	% of Core	% of Active	% of
	Portfolio	Portfolio	TAIEX

Semiconductor	21.89	9.22	19.63
Banking	17.74	14.35	19.32
PC & Peripherals	12.74	12.73	14.32
Telecommunication	9.12	6.04	8.33
Plastics	7.91	10.77	7.18
Electronics	7.67	15.15	8.42
Textile	2.99	1.18	2.02
Transportation	2.96	9.58	2.54
Steel	2.89	3.76	3.51
Auto	2.02	1.98	1.92
Electricals	1.64	1.50	1.47
Chemical	1.55	3.14	1.53
Wire & Cable	1.32	0.00	1.02
Paper & Pulp	1.07	3.73	0.54
Rubber	0.81	1.46	0.86
Others	5.68	5.41	7.39
Total	100.00	100.00	100.00
Tech	52.13	43.13	51.23
Non-Tech	30.13	42.52	29.45
Financial	17.74	14.35	19.32

Total Active Portfolio Net Asset: US$54.17M
Total Core Portfolio Net Asset: US$99.35M
Cash: US$8.02M

Total Fund Asset Allocation

As of 02/28/03	% of	% of
	Total Fund	TAIEX

Semiconductor	16.56	19.63
Banking	15.72	19.32
PC & Peripherals	12.10	14.32
Electronics	9.80	8.42
Plastics	8.48	7.18
Telecommunication	7.63	8.33
Transportation	5.03	2.54
Steel	3.04	3.51
Textile	2.23	2.02
Chemical	2.01	1.53
Paper & Pulp	1.91	0.54
Auto	1.90	1.92
Electricals	1.51	1.47
Rubber	0.99	0.86
Wire & Cable	0.81	1.02
Others	5.32	7.39
Total	95.04	100.00
Cash	4.96
Tech	46.53	51.23
Non-Tech	37.75	29.45
Financial	15.72	19.32

Total Net Asset: US$161.54M

Top 10 Holdings of Active Portfolio

As of 02/28/03	% of Active Portfolio

Yangming Marine Transport Corp.	7.25
AU Optronics Corp.	6.04
Cosmos Bank , Taiwan	3.80
Cathay Financial Holdings	3.69
Formosa Chemicals	3.62
Asia Optical Co., Inc.	3.14
Taiwan Polypropylene Co., Ltd.	3.00
Taiwan Semiconductor	2.94
Formosa Plastics	2.76
Zyxel Communications Corp.	2.65

Total	38.89

Top 10 Holdings of Total Fund Portfolio

As of 02/28/03	% of Total Portfolio

Taiwan Semiconductor	6.78
Cathay Financial Holdings	3.62
Chunghwa Telecom Co., Ltd.	3.46
United Micro Electronics	3.17
AU Optronics Corp.	3.06
Yangming Marine Transport	3.01
Formosa Chemicals	2.51
Formosa Plastics	2.48
Hon Hai Precision Industry	2.28
China Steel Common	2.10

Total	32.47

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Premium/Discount of TWN

NAV: US$9.87 No. of Shares: 16.4M	Price: US$8.38	Prem.: -15.10%

Performance Comparison

(Return in US$)	Total Returns As of 02/28/03	Unit:%

	Last	Last	Last	2002	2001	2000	1999
	1 Mth	3 Mth	6 Mth

TWN	-12.07	-8.48	-12.71	-23.23	6.58	-45.23	47.25
ROC	-11.91	-10.58	-11.91	-19.07	-6.57	-39.94	35.86
Taipei	-13.28	-10.25	-18.54	-34.33	-15.69	-50.94	13.87
Formosa	-10.58	-9.96	-15.92	-27.73	9.35	-51.04	19.57
Formosa Growth	-10.04	-10.13	-17.06	-25.13	4.46	-51.94	38.49
New Taipei	-13.46	-12.96	-21.06	-32.84	2.33	-45.59	33.91
Index	-11.84	-4.43	-8.31	-19.23	10.42	-46.53	34.16

Taiwan Fund (Since Launch 1986/12/23): 137.37%

Performance Chart

*Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

*	The % of Active portfolio is classified into 100% for easier comparison with core portfolio and Index.

Fund Manager: Vincent Lai Deputy Fund Manager: Jovi Chen

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